Exhibit 5.1
[Expedia Letterhead]
October 31, 2008
Expedia, Inc.
3150 139th Avenue SE
Bellevue, Washington 98005
Ladies and Gentlemen:
I am acting as counsel for Expedia, Inc., a Delaware corporation (“Expedia” or the “Company”) in connection with the preparation and filing on or about the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration under the Act of 7,500,000 additional shares of Expedia common stock, par value $0.001 (the “Securities”), issuable in connection with grants of equity-based awards under the Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “Plan”).
In rendering this opinion, I have examined such corporate records and other documents (including the Company’s charter and bylaws as currently in effect and the Registration Statement), and I have reviewed such matters of law as I have deemed necessary or appropriate. In my capacity as counsel, I have either participated in the preparation of or have reviewed and am familiar with the Registration Statement and exhibits thereto.
I express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware).
Based on and subject to the foregoing, I am of the opinion that the Securities will be, upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement, legally issued, fully paid and nonassessable.
I hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Burke F. Norton
Executive Vice President and General Counsel Expedia, Inc.